Exhibit 10.1

FIFTH AMENDMENT TO NET INDUSTRIAL LEASE

THIS FIFTH AMENDMENT TO NET INDUSTRIAL LEASE (the “First Amendment”) is made and entered into as of the 14th day of November, 2000, by and between SOFI IV-SPM PORTFOLIO VII, L.L.C., a Delaware limited liability company, hereinafter referred to as “Landlord”, and MIDLAND CREDIT MANAGEMENT, INC., a Kansas corporation, hereinafter referred to as “Tenant”.

WITNESSETH:

        WHEREAS, Landlord, and Tenant entered into that certain Net Industrial Lease dated as of November 19, 1997, as amended by the First Amendment to Net Industrial Lease dated September 1, 1998, the Second Amendment to Net Industrial Lease dated September 1, 1998, the Third Amendment to Net Industrial Lease dated September 1, 1998, and the Fourth Amendment to Net Industrial Lease dated February 1, 1999 (collectively the “Lease”), for the lease of certain space located at the Premises known as 4310 East Broadway Road, Phoenix, Arizona 85040;

        WHEREAS, Tenant has caused to be constructed that certain wall on the north side of the Premises (the “Wall”), as depicted in Exhibit “A” attached hereto and by this reference incorporated herein, for the purposes of establishing a playground for a children’s day-care center;

        WHEREAS, the Wall encroaches upon a right-of-way and an easement;

        WHEREAS, Landlord and Tenant intend to amend the Lease to reflect that any and all liability resulting from the Wall is the liability of the Tenant; and

        NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.     Recitals. The recitals as stated above are incorporated herein and made a binding part of this Fifth Amendment and the Lease hereof.

2.     Tenant Liability. Tenant assumes all risk of loss and liability associated or related to the Wall whether direct or indirect, including without limitation, any and all damages incurred by third parties as a result of or related to the presence of the Wall. Further, in the event the Wall is requested by Landlord or its successors and assigns, to be removed or is otherwise required to be removed, or Tenant vacates or abandons the Premises (collectively the “Removal Event”), Tenant shall, within thirty (30) days, remove the Wall and restore the Premises to its pre-existing condition at Tenant’s sole cost and expense. In the event Tenant fails or refuses to remove the Wall within thirty (30) days of a Removal Event, Tenant shall pay Landlord Twenty Five Thousand Dollars ($25,000.00) to cover Landlord’s costs and expenses incurred in removal of the Wall. Failure by Tenant to make such payment to Landlord for the removal of the Wall shall be an Event of Default under the Lease. Tenant assumes all risk of damage to property, including without limitation the Premises, or injury to persons, in or about the Premises arising from any cause directly or indirectly related to the Wall and Tenant waives all such claims against Landlord.

3.     Indemnification. Tenant shall indemnify and hold harmless Landlord, its agents and employees, for, from and against any and all liabilities, losses, and claims arising from or in connection with (a) Tenant’s use of the Premises and the Wall; and (b) any liability or damages incurred by Tenant, whether direct or indirect, or third parties relating to or resulting from the construction of the Wall. Tenant shall defend Landlord against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such claim, action or proceeding. In case any action or proceeding is brought against Landlord by reason of a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel satisfactory to Landlord in Landlord’s sole discretion.

4.     Effective Date. The effective date of this Fifth Amendment shall be November 14, 2000.

5.     All capitalized words not defined herein shall have the same meaning as set forth in the Lease.

6.     Remaining Lease Terms. Except as expressly amended by this Fifth Amendment, all terms, covenants, provisions, and conditions of the Lease as amended shall remain in full force and effect. In the event of any conflict between the provisions of this Fifth Amendment and the Lease, the provisions of the Fifth Amendment shall control.

        IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

LANDLORD:

SOFI IV-SPM PORTFOLIO VII,
a Delaware limited liability company

By:   SOFI IV-SPM MARICOPA, L.P.,
a Delaware limited partnership,
its sole member

By:   SOFI IV ARIZONA, INC.,
a Maryland corporation,
as General Partner

—————————————— Mark Grumley Vice President

TENANT: MIDLAND CREDIT MANAGEMENT, INC., a Kansas corporation By: /s/ J. Brandon Black —————————————— J. Brandon Black Its Executive Vice President